EXHIBIT 10.16

                     CONVERTIBLE SUBORDINATED NOTE AGREEMENT

         CONVERTIBLE SUBORDINATED NOTE AGREEMENT ("AGREEMENT"), dated
March 14, 1997, by and between Brazos Sportswear, Inc., a Delaware corporation and the successor to Sun Sportswear, Inc. ("SUN"), a Washington corporation (the "COMPANY"), Brazos, Inc., a Texas corporation and a wholly-owned subsidiary of the Company ("BRAZOS"), and Bank of America NT & SA, doing business as Seafirst Bank ("SEAFIRST").

                              W I T N E S S E T H:

         WHEREAS, Sun and BSI Holdings, Inc. ("BSI") are parties to a Plan and Agreement of Merger dated November 13, 1996, as amended (the "MERGER AGREEMENT"), pursuant to which BSI was merged with and into Sun;

         WHEREAS, the Merger Agreement provides that upon the Effective Date (as defined in the Merger Agreement), Brazos shall issue a Subordinated Note (as defined in the Merger Agreement), as partial consideration for the conversion of Seafirst's shares of Sun's common stock pursuant to the Merger; and

         WHEREAS, the Subordinated Note shall be issued by Brazos pursuant to the terms of this Agreement.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

                                   SECTION 1.

                                   DEFINITIONS

         In addition to the defined terms set forth elsewhere herein, the following terms shall have the meanings set forth below:

         "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in Seattle, Washington are authorized or obligated by law or executive order to close.

         "CLOSING PRICE" on any Trading Day with respect to any security means the last reported sales price regular way or, if no such sales are reported, the average of the bid and asked prices regular way, on the principal securities exchange on which the security is traded, or if such securities are not traded on any securities exchange, the over-the-counter price therefor quoted by a New York Stock Exchange member firm.

         "COMMISSION" means the Securities and Exchange Commission.
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         "COMMON STOCK" means any class of stock of the Company which is not entitled to any preference as to dividends or liquidating distributions and which is not redeemable by the Company; PROVIDED, that the shares issuable upon conversion of the Note shall include only shares of Common Stock of the class designated on the date hereof as the "common stock" of the Company, having a par value of $0.01 per share, or any securities resulting from the reclassification of such shares.

         "CONVERSION DATE" means the date on which delivery of notice of election to convert is delivered to the Company by Seafirst.

         "CONVERSION FACTOR" means a number, which at the Effective Date (as defined in the Merger Agreement) shall be 1.0.

         "CONVERSION SHARES" means the Common Stock issued upon conversion of the Note.

         "DEFAULT" means any event that is, or after the passage of time or the giving of notice, or both, would be, an Event of Default.

         "EVENT OF DEFAULT" means the occurrence of any of the following: (i) failure to pay principal on the Note when due; (ii) failure to pay any other amount due under this Agreement or the Note within 10 days of the date when due;
(iii) any insolvency of, or commencement of a bankruptcy case or appointment of a receiver with respect to, Brazos or the Company, (iv) breach of any representation or warranty in this Agreement by Brazos or Company, (v) breach of any covenant of this Agreement, which is not promptly cured after written notice to Brazos and the Company by Seafirst, or (vi) a default under the terms of any indebtedness to a Senior Lender, if not waived or cured within the period provided by the relevant loan agreement or instrument.

         "NOTE" means a convertible subordinated promissory note of Brazos in the form attached hereto as Exhibit A, dated as of the date hereof and payable to the order of Seafirst and any renewals, extensions and rearrangements thereof.

         "PERSON" means any individual, corporation, non-profit corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, financial institution, or government or any agency or political subdivision thereof.

         "QUALIFIED PUBLIC OFFERING" means the underwritten public offering of Common Stock by the Company for cash for its own account pursuant to a registration statement filed under the Securities Act (as herein defined) (other than any registration statement relating to warrants, options or shares of capital stock of the Company granted or to be granted or sold primarily to employees, directors, or officers of the Company, a registration statement filed pursuant to Rule 145 under the Securities Act or any successor rule, a registration statement relating to employee benefit plans or interests therein or any registration statement covering securities issued in connection with any debt financing of the Company), in which the net offering proceeds to be received by the Company are

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at least $15,000,000 and the per share Common Stock offering price to the public is not less than $3.50 per share (as adjusted for stock splits or combinations).

         "SENIOR LENDER" means any holder of indebtedness of Brazos which is secured by liens on substantially all of its assets.

         "TRADING DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the applicable securities exchange.

                                   SECTION 2.

                              ISSUANCE OF THE NOTE

         2.1. Upon the Effective Date (as defined in the Merger Agreement) and in accordance with the Merger Agreement, Brazos shall issue the Note to Seafirst. The Note shall be convertible into Common Stock, as provided in
Section 3 hereof. Brazos shall have the right to prepay the principal amount of the Note in full or in part at any time, without premium or penalty.

         2.2. The Note shall bear interest at the rate of 10% per annum from the date hereof until March 13, 1998, 10.5% per annum from March 14, 1998 until March 13, 1999, and 11% per annum from March 14, 1999 until March 13, 2000, on the principal amount thereof outstanding from time to time, payable quarterly on each April 30, June 30, September 30 and December 31, commencing June 30, 1997, until the principal thereof is paid. If the Note is converted, Seafirst shall be entitled to receive interest accrued and unpaid to the date of conversion. If Brazos shall default in the payment of the principal of or interest on the Note, Brazos shall on demand from time to time pay interest, to the extent permitted by law, on the unpaid principal balance of the Note and on such defaulted amount up to the date of actual payment at a rate of 15% per annum. The maturity date of the Note is March 13, 2000 (the "MATURITY DATE"). All principal and any accrued but unpaid interest shall be due on the Maturity Date, or five business days following the closing of any Qualified Public Offering, if sooner.

         2.3. The principal of and interest on the Note shall be payable by wire transfer in immediately available funds to any account in the United States which Seafirst may designate by written notice to Brazos at least three Business Days prior to the due date. All payments shall be made by Brazos not later than 2:00 p.m., New York City time, on the date that such payment is required to be made. If the date for any payment due under the Note falls on a day which is not a Business Day, such payment date shall be deemed to have fallen on the next following Business Day.

         2.4. Subject to rights of the Company to acquire the Note pursuant to a Right of First Refusal Agreement between Seafirst and the Company dated as of the date hereof (the "ROFR AGREEMENT"), Seafirst shall not to sell, assign, transfer, negotiate or hypothecate the Note to any party, unless such party agrees to all of the terms and conditions of this Agreement applicable to Seafirst, and further agrees to execute a subordination agreement consistent with Section 7.3.

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                                   SECTION 3.

                                CONVERSION RIGHT

         3.1. At any time (i) after the Maturity Date, if the principal amount of the Note has not been paid in full or (ii) subsequent to five Business Days following the closing of a Qualified Public Offering, if the principal amount of the Note has not been paid in full, Seafirst shall have the right to convert the outstanding principal amount of the Note and any accrued but unpaid interest into Common Stock. Seafirst may exercise its conversion right by delivering to the Company and Brazos a written notice stating the amount of the principal of the Note which Seafirst elects to convert into Common Stock as provided herein and, if the entire principal amount of the Note is to be converted, its Note duly endorsed and assigned to the Company. Conversion shall be effective as of the close of business on the date of delivery of such notice. As promptly as practicable thereafter, the Company shall issue and deliver to Seafirst, a certificate for the shares of Common Stock issuable upon such conversion. Any person in whose name the certificate for Common Stock is to be issued shall be considered to have become a holder of record of such Common Stock as of the close of business on the Conversion Date.

         The number of shares of Common Stock issuable upon conversion of the entire $1,500,000 principal amount of the Note shall be the product of (a) 681,818 and (b) the Conversion Factor. If the amount of the Note plus unpaid interest to be converted on any Conversion Date is either less than or more than $1,500,000, the number of Conversion Shares issuable upon such conversion, as compared to the number of Conversion Shares issuable upon conversion of such entire principal amount, shall be proportionate to the aggregate principal amount of the Note plus unpaid interest to be converted on such Conversion Date, as compared to the entire principal amount of $1,500,000.00.

         If Seafirst shall convert less than the entire principal amount and any unpaid interest of the Note, Seafirst shall indicate on the Note the amount and date of such conversion, as the case may be, and the remaining principal amount thereof.

         3.2. The Company shall not be required to issue fractional shares of Common Stock on the conversion of the Note. Seafirst expressly waives its right to receive any fractional shares upon conversion of the Note. If any fraction of a share would be issuable on the conversion of the Note, the Company or Brazos shall pay to Seafirst in lieu thereof an amount in cash equal to the product of such resulting fraction and the Closing Price for such Common Stock on the effective date of the Conversion.

         3.3. The Conversion Factor shall be subject to adjustment from time to time in case any of the following events shall occur: (i) distribution of any dividend consisting solely of Common Stock with respect to any class of the Common Stock, or the distribution consisting in whole or in part of Common Stock of any dividend on any class of capital stock of the Company; (ii) distribution of any dividend on any class of the Common Stock of the Company consisting in whole or in part of,

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or the issuance to all holders of Common Stock of, rights or warrants entitling the holders thereof to subscribe for or purchase shares of Common Stock at a price per share less than the Closing Price of the Common Stock on the relevant record date; and (iii) the subdivision or combination of the outstanding shares of Common Stock into a greater or lesser number of such shares. Upon the occurrence of any such event, the Conversion Factor shall be adjusted as appropriate so that the economic benefits or losses that would have accrued to Seafirst upon conversion of any part of the Note prior to such event shall be equal to the economic benefits that would accrue to Seafirst upon conversion of such part after such event. Such adjustments shall be effective as of the record date for such dividend or distribution or the effective date of such combination or subdivision and shall be made successively whenever any event listed above shall occur.

         3.4. If the Company shall merge or consolidate with another corporation, Seafirst shall thereafter have the right, upon conversion of the Note to receive solely the kind and amount of shares of stock (including, if applicable, Common Stock), other securities, property or cash or any combination thereof receivable by a holder of the number of shares of Common Stock for which such Note might have been exercised immediately prior to such merger or consolidation (assuming, if applicable, that the holder of such Common Stock failed to exercise its rights of election, if any, as to the kind or amount of shares of stock, other securities, property or cash or combination thereof receivable upon such merger or consolidation).

                                   SECTION 4.

                                    COVENANTS

         The Company and Brazos covenant to Seafirst as follows:

         4.1. The Company shall furnish to Seafirst, promptly upon becoming aware of the existence of any condition or event which constitutes a Default or an Event of Default, written notice specifying the nature and period of existence thereof and the action which the Company or Brazos is taking or proposes to take with respect thereto.

         4.2. The Company agrees to give Seafirst the same notice of any regular or special meeting of the board of directors of the Company as it provides to its directors, and the Company agrees that a representative of Seafirst may attend any such board meeting or be present by telephone. Any such representative of Seafirst shall only attend or be present at any such meeting for informational purposes and shall have no rights as a board member.

         4.3. Neither the Company nor Brazos shall merge or consolidate with, or sell substantially all its assets to, any other corporation unless the surviving corporation expressly assumes all obligations of the Company or Brazos under this Agreement and the Note.

         4.4. Brazos agrees not to prepay any other debt subordinated to indebtedness owed a Senior Lender, and agrees to not to modify any terms nor take any action that would permit the

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lender to (i) accelerate payment of such debt, or (ii) increase the interest rates or fees payable in connection with such debt.

         4.5. Company and Brazos each agree not to purchase or redeem any of the Company's common or preferred stock, and the Company further agrees not to pay dividends for any of its preferred stock, other than such dividends that it is contractually obligated to pay as of the date of this Agreement.

         4.6. Company and Brazos agree to provide Seafirst with all reports filed with the Securities and Exchange Commission.

         4.7. Company and Brazos agree that Seafirst shall have the right, upon reasonable notice to Brazos and at reasonable times, to visit and inspect any plant or facility of Brazos.

         4.8. Brazos agrees to immediately notify Seafirst of any default under the terms of any indebtedness to any Senior Lender, if such default is not waived or cured within the period provided for such cure by the relevant loan agreement or instrument.

         4.9. Company and Brazos each agree not to issue any additional subordinate debt which has a maturity date sooner than the maturity date of the Subordinated Convertible Note issued to Seafirst.

                                   SECTION 5.

                         REPRESENTATIONS AND WARRANTIES

         5.1. The Company and Brazos represent and warrant to Seafirst as follows:

                  (a) Each of the Company and Brazos is a corporation duly organized, validly existing and in good standing under the laws of the state of its jurisdiction of incorporation, and has full power and authority to consummate the transactions contemplated in this Agreement.

                  (b) The Company and Brazos are duly authorized and empowered to create, issue, execute and deliver this Agreement, and with respect to Brazos, the Note, and all action on the part of each party requisite for the due creation, issuance, execution and delivery of this Agreement, and with respect to Brazos, the Note, has been duly and effectively taken. This Agreement and all agreements executed in connection herewith are valid and binding obligations of the Company or Brazos, as the case may be, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief, or similar laws affecting the rights of creditors generally.

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         5.2.     Seafirst represents and warrants to the Company and Brazos as follows:

                  (a) Seafirst is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has full power and authority to consummate the transactions contemplated in this Agreement. Seafirst is duly authorized and empowered to execute, deliver and perform its obligations under this Agreement and all action on its part requisite for the due execution, delivery and performance of its obligations under this Agreement has been duly and effectively taken.

                  (b) Seafirst will acquire the Conversion Shares solely for its own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Conversion Shares; Seafirst understands that the Conversion Shares have not been registered under the Securities Act of 1933, as amended (the "1933 ACT"), or any state securities laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of Seafirst; and Seafirst understands that the Company is relying upon the representations and agreements contained in this Agreement for the purpose of determining whether this transaction meets the requirements for such exemptions. Seafirst understands further that the certificate for the Conversion Shares will bear the following legend for so long as such legend may be required pursuant to applicable federal securities laws:

                           THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE
                  NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE; THEREFORE, THIS STOCK MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED, DIRECTLY OR INDIRECTLY, EXCEPT UPON SUCH REGISTRATION OR UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE OR TRANSFER.

                                   SECTION 6.

                               REGISTRATION RIGHTS

         6.1. As used in this Section 6, the term "Registrable Stock" shall mean all Common Stock issued upon conversion of the Note; PROVIDED, HOWEVER, such Common Stock shall cease to be Registrable Stock when such securities shall be eligible for sale pursuant to Rule 144(k) under the Securities Act or any successor rule which permits resale of such securities without restriction.

                  (a) REQUIRED REGISTRATION. After receipt of a written request (a "REGISTRATION REQUEST") from Seafirst requesting that the Company effect the registration of Registrable Stock

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
under the Securities Act of 1933, as amended (the "SECURITIES ACT") and specifying the intended method or methods of disposition thereto, the Company shall prepare and file with the Commission a registration statement under the Securities Act on any form which the Company is eligible to use for registering the resale of the Registrable Stock which the Company has been requested to register (including, without limitation, a registration statement on Form S-3 of the Securities Act) and shall use its best efforts to cause such registration statement to become effective; PROVIDED, HOWEVER, that, subject to the provisions of the immediately following sentence, the Company shall not be required to effect more than a total of one registration statement of Registrable Stock with respect to a request by Seafirst pursuant to this section and, in the case of an underwritten offering, the Company shall have the right to approve the underwriter, which approval shall not be unreasonably withheld. The Company shall have the right to defer the filing of any registration statement requested pursuant to this section if (i) on the date of the Registration Request the Company is in the process of preparing another registration statement for an underwritten public offering, until the 90th day after the date of such Registration Request, (ii) in order to file such registration statement, the Company would be required to conduct an audit other than the regular audit of the Company conducted by the Company at the end of its fiscal year, until such time the Company conducts its regular annual audit (unless Seafirst agrees to pay the expenses of such an audit) or (iii) in the good faith determination of the board of directors of the Company the filing of such registration statement would have a materially adverse affect to the Company, until such time period as such filing would not have such affect, such period not to exceed 90 days; PROVIDED that the Company shall not have the right to exercise this right more than once in any 12 month period.

                  (b)      REGISTRATION PROCEDURES.

                           (1) If and when the Company is required by the
provisions of this section to use its best efforts to effect promptly the registration of shares of Registrable Stock under the Securities Act, the Company will:

                                    (i) prepare and file with the Commission a
registration statement with respect to such shares and use its best efforts to cause such registration statement to become and remain effective as provided herein for a period of not less than six months, except that the Company shall not be required to conduct any special audit of the Company and if such an audit would be required, the Company may delay such registration statement until such time as such special audit is no longer required;

                                    (ii) prepare and file with the Commission
such amendments and supplements to such registration statement and prospectus used in connection therewith as may be necessary to keep such registration statement effective and current and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all shares covered by such registration statement, including such amendments and supplements as may be necessary to reflect the intended method of disposition from time to time by Seafirst of such shares for a period of not less than six months;

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                                    (iii) furnish to Seafirst such number of
copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as Seafirst may reasonably request in order to facilitate the public sale or other disposition of the shares owned by Seafirst;

                                    (iv) use its best efforts to register or
qualify the shares covered by such registration statement under such other securities or blue sky or other applicable laws of such jurisdictions within the United States, as Seafirst shall reasonably request, to enable Seafirst to consummate the public sale or other disposition in such jurisdictions of the shares owned by Seafirst;

                           (2) Seafirst and each underwriter designated by
Seafirst shall be required to furnish to the Company such information as the Company may reasonably require from Seafirst or underwriter for inclusion in the registration statement (and the prospectus included therein); and

                           (3) Seafirst will not (until further notice) effect
sales of shares included the registration after receipt of telegraphic or written notice from the Company to suspend sales in order to permit the Company to correct or update a registration statement or prospectus; but the obligations of the Company with respect to maintaining any registration statement current and effective shall be extended by a period of days equal to the period such suspension is in effect; and the Company agrees to use its prompt, reasonable, best efforts to correct or update the registration statement or prospectus.

                  (c) EXPENSES. All expenses incurred by the Company in effecting any registration pursuant to this section including, without limitation, all registration and filing fees, printing expenses, expenses of compliance with blue sky laws and fees and disbursements of counsel for the Company shall be borne by the Company. Notwithstanding the foregoing, however, all underwriting discounts and commissions and fees and disbursements for special counsel of Seafirst shall be paid by Seafirst.

                  (d)      INDEMNIFICATION.

                           (1) The Company agrees to indemnify Seafirst, each
person or entity who controls Seafirst within the meaning of Section 15 of the Securities Act, and each underwriter and selling broker of the securities so registered, and their respective successors, against all claims, losses, damages, liabilities, fines and penalties (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and agrees to reimburse Seafirst, each person or entity who controls Seafirst within the meaning of Section 15 of the

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Securities Act, and each such underwriter, and their respective successors, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, PROVIDED, HOWEVER, that the Company will not be liable in any such case if (and to the extent that) such statement or omission was made in reliance upon information (including, without limitation written responses to inquiries) furnished to the Company by an instrument duly executed by Seafirst or such controlling person or entity or such underwriter and stated to be specifically for use in such prospectus, offering circular or other document (or related registration statement, notification or the like) or any amendment or supplement thereto.

                           (2) Seafirst and each underwriter of the securities
so registered will indemnify the Company and its officers and directors and each person, if any, who controls any thereof within the meaning of Section 15 of the Securities Act and their respective successors against all claims, losses, damages, liabilities, fines and penalties (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, as applicable, and each other person indemnified hereunder for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; PROVIDED, HOWEVER, that this indemnification shall apply only (and only to the extent that) such statement or omission was made in reliance upon information (including, without limitation, written responses to inquiries) furnished to the Company by an instrument duly executed by Seafirst or such underwriter and stated to be specifically for use in such prospectus, offering circular or other document (or related registration statement, notification or the like) or any amendment or supplement thereto.

                           (3) Each party entitled to indemnification under this
Section 6(d) shall give notice to the party required to provide indemnification promptly after such indemnified party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the indemnifying party to assume the defense of any such claim or any litigation resulting therefrom; PROVIDED, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 6(d). The indemnified party may participate in such defense at such party's expense; PROVIDED, HOWEVER, that the indemnifying party shall pay such expense if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between the indemnified party and any other party represented by such counsel in such proceeding. No indemnifying party, in the defense of any such claim or litigation shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation, and no indemnified party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the indemnifying party.

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
                           (4) The obligations of the Company and Seafirst under
this section shall survive the completion of any offering of Registrable Stock in a registration statement under this section and otherwise.

                  (e) TRANSFER. Subject to compliance with the ROFR Agreement, the registration rights contained in this Section are assignable or transferable by Seafirst to any transferee of the Subordinated Note, PROVIDED that the transferee agrees to all of the terms and conditions of this Agreement applicable to Seafirst and further agrees to execute a subordination agreement consistent with Section 7.3.

                                   SECTION 7.

                         RIGHTS AND REMEDIES OF LENDERS

         7.1. Subject to the provisions of Section 7.3, upon the occurrence of an Event of Default, Seafirst, at its option and upon five Business Days' notice to the Company and Brazos of its intent to accelerate but without any other notice of acceleration, notice or demand, may declare the entire principal amount of the Note then outstanding and the interest accrued thereon immediately due and payable, and the said entire principal, interest and all other amounts owing thereunder shall thereupon become immediately due and payable without presentment, demand, protest, notice of protest or other notice of default or dishonor of any kind, all of which are hereby expressly waived by the Company and Brazos.

         7.2. Seafirst shall have, in addition to the rights and remedies given it in this Agreement and the Note, all of the rights and remedies allowed at law or in equity, or by applicable ordinances, statutes, rules, regulations, orders, injunctions, writs or decrees of any governmental or political subdivision or agency thereof, or any court or similar entity established by any such subdivision or agency.

         7.3. Notwithstanding any other provisions of this Agreement or this Section, Seafirst hereby represents, warrants and agrees that the payment of the Note and the exercise of Seafirst's rights and remedies hereunder are junior and subordinate to any Senior Lender. Seafirst shall execute concurrently with the execution and delivery of this Agreement, a subordination agreement consistent with the foregoing which shall fully subordinate its payment rights under the Note to any Senior Lender, including, but not limited to, Fleet Financial Corporation, Brazos' senior secured lender.

                                   SECTION 8.

                                  MISCELLANEOUS

         8.1. All notices, demands, requests and communications permitted or required under this Agreement shall be in writing, may be personally served or sent by telex (confirmed by telephone), telecopier (confirmed by telephone), U.S. mail or any express mail service, and shall be effective upon

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receipt, such receipt being deemed to occur 48 hours after its deposit in the
U.S. mail, postage prepaid or 24 hours after its transmission by telex, telecopier or express mail service, as the case may be, addressed to the individuals and addresses indicated below:

                  If to the Company:

                           Brazos Sportswear, Inc.
                           3860 Virginia Avenue
                           Cincinnati, Ohio 45227
                           Telefax No.:     (513) 272-2812
                           Attention:       Chief Financial Officer

                  If to Brazos:

                           3860 Virginia Avenue
                           Cincinnati, Ohio 45227
                           Telefax No.:     (513) 272-2812
                           Attention:       Chief Financial Officer

                  If to Seafirst:

                           Seafirst Bank Fifth Avenue Plaza
                           800 Fifth Avenue, Floor 29
                           P. O. Box 3977
                           Seattle, Washington  98124
                           Telefax No.:     (206) 358-7834
                           Attention:       Robert G. Engel, Jr.
                                            Senior Vice President,
                                            Special Credit Division

Any party may, by proper written notice to the other party, change the individuals or addresses to which such notices shall thereafter be sent.

         8.2. All covenants and agreements of the Company, Brazos and Seafirst under this Agreement shall bind the successors and assigns of the Company, Brazos and Seafirst and shall inure to the benefit of such parties and their successors and assigns.

         8.3. This Agreement and the Note shall be deemed to be contracts made under, and shall be construed in accordance with and governed by, the laws of the state of Washington and the laws of the United States of America applicable to transactions within the state of Washington.

         8.4. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

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
         8.5. In the event any provision contained in any of this Agreement or the Note shall, for any reason, be held invalid, illegal or unenforceable in any respect, such provision shall be severed therefrom, and such invalidity, illegality or unenforceability shall not affect any other provision of such documents.

         8.6. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts. This Agreement shall be effective when each party to this Agreement shall have signed at least one counterpart hereof.

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                                     NOTICE

Oral agreements or oral commitments to loan money, extend credit, or to forbear from enforcing repayment of a debt are not enforceable under Washington law.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                                            BRAZOS SPORTSWEAR, INC.

                                            By:___________________________
                                            Name:_________________________
                                            Title:________________________

                                            BRAZOS, INC.

                                            By:___________________________
                                            Name:_________________________
                                            Title:________________________

                                            BANK OF AMERICA NT & SA
                                            DOING BUSINESS AS SEAFIRST BANK

                                            By:___________________________
                                            Name:_________________________
                                            Title:________________________

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